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                                                                    EXHIBIT 10.5

                               VOTING AGREEMENT

     VOTING AGREEMENT, dated June 11, 1998, between Mr. George Henry ("Henry") a Member of the Board of Directors of PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), and Davel Communications Group, Inc. ("Old Davel").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Old Davel, Davel Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Old Davel ("New Davel"), D Subsidiary, Inc., an Illinois corporation and a wholly owned subsidiary of New Davel ("D Sub"), and PT Merger Corp., an Ohio corporation and a wholly owned subsidiary of New Davel ("P Sub"), have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated the date hereof, pursuant to which (i) D Sub will be merged with and into Old Davel with Old Davel surviving as a wholly owned subsidiary of New Davel (the "Davel Merger") and (ii) P Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of New Davel (the "PhoneTel Merger").

     WHEREAS, the consummation of the Davel Merger, the PhoneTel Merger and the other transactions contemplated by the Merger Agreement (the "Transaction") is subject to certain conditions, including the approval of the Merger Agreement and the PhoneTel Merger by the holders of at least a majority of the outstanding shares of common stock, par $.01 per share, of PhoneTel ("PhoneTel Common Stock").

     WHEREAS, Henry is the record and beneficial owner of 340,376 shares of PhoneTel Common Stock (the "Owned Shares") representing approximately 2.0% of the shares of PhoneTel Common Stock outstanding as of June 1, 1998. Henry is also the holder of 25,000 options to purchase shares of PhoneTel Common Stock and warrants to purchase 25,000 shares of PhoneTel Common Stock. Such 340,376 shares of PhoneTel Common Stock, together with any other shares of capital stock of PhoneTel acquired by Henry after the date hereof and during the term of this Agreement, are collectively referred to herein as the "Shares".

     WHEREAS, as a condition to the willingness of Old Davel to enter into the Merger Agreement, and as an inducement to Old Davel to do so, Henry has agreed for the benefit of Old Davel as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                              COVENANTS OF HENRY

     Section 1.1    Agreement to Vote.  At any meeting of the shareholders of
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PhoneTel held prior to the Termination Date (as defined in Section 4.4), however called, and at every reconvened meeting following any adjournment thereof prior to the Termination Date, or in connection with any written consent of the shareholders of Old Davel executed prior to the Termination Date, Henry shall
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vote the Shares in favor of the approval of the Merger Agreement, the PhoneTel
Merger and each of the actions contemplated by the Merger Agreement to be performed by PhoneTel in connection with the Transaction and any actions required in furtherance thereof. Prior to the Termination Date and subject to
Section 1.3, Henry shall not enter into any agreement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shares in any manner inconsistent with the preceding sentence.

     Section 1.2    Proxies.  (a) Henry hereby revokes any and all previous
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proxies granted with respect to matters set forth in Section 1.1 for the Shares.

     (b) Prior to the Termination Date, Henry shall not grant any proxies or powers of attorney with respect to matters set forth in Section 1.1, deposit any of the Shares into a voting trust or enter into a voting agreement, with respect to any of the Shares, in each case with respect to such matters.

     Section 1.3    Transfer of Shares by Henry.  Prior to the Termination Date
                    ---------------------------
Henry shall not (a) pledge or place any encumbrance on any Shares, other than pursuant to this Agreement, or (b) transfer, sell, exchange or otherwise dispose of any Shares, in each case unless the pledgee, encumbrance holder, transferee, purchaser or acquiror of such shares enters into a Voting Agreement with Old Davel containing substantially the same terms as this Agreement.

     Section 1.4    Action in Shareholder Capacity Only.  Henry makes no
                    -----------------------------------
agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in any other capacity.

                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                         ADDITIONAL COVENANTS OF HENRY

     Henry represents, warrants and covenants to Old Davel that:

     Section 2.1    Ownership.  Henry is, as of the date hereof, the beneficial
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and record owner of 340,376 shares of PhoneTel Common Stock and has the sole right to vote such shares, and there are no restrictions on rights of disposition or other liens pertaining to such shares. None of such shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such shares.

     Section 2.2    Authority and Non-Contravention.  Henry has the right, power
                    -------------------------------
and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Henry and constitutes a valid and binding obligation of Henry, enforceable against Henry in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement by Henry nor the consummation by Henry of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Henry or the Shares or
(ii) constitute a material violation

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of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Henry is a party or by which Henry or his assets are bound.

     Section 2.3    Total Shares.  Except for options to purchase 25,000 shares
                    ------------
of Stock, Henry does not have any option to purchase or right to subscribe for or otherwise acquire any securities of PhoneTel and, other than with respect to the Owned Shares, has no other interest in or voting rights with respect to any other securities of PhoneTel

     Section 2.4    Reasonable Efforts.  Prior to the Termination Date, Henry
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shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with PhoneTel in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Transaction.

                                  ARTICLE III

                 REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                                   OLD DAVEL

     Old Davel represents, warrants and covenants to Henry that:

     Section 3.1    Authority and Non-Contravention.  Old Davel has the right,
                    -------------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Old Davel and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Old Davel. This Agreement has been duly executed and delivered by Old Davel and constitutes a valid and binding obligation of Old Davel, enforceable against Old Davel in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation by Old Davel of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Old Davel or (ii) violate or conflict with the articles of incorporation or code of regulations of Old Davel or constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Old Davel is a party or by which Old Davel or its assets are bound.

                                  ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1    Expenses.  All costs and expenses incurred in connection
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with this Agreement shall be paid by the party incurring such costs or expenses.

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     Section 4.2    Further Assurances.  From time to time, at the request of
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Old Davel, in the case of Henry, or at the request of Henry, in the case of Old
Davel, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

     Section 4.3    Specific Performance.  Henry agrees that Old Davel would be
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irreparably damaged if for any reason Henry fails to perform any of Henry's obligations under this Agreement, and that Old Davel would not have an adequate remedy at law for money damages in such event. Accordingly, Old Davel shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Henry. This provision is without prejudice to any other rights that Old Davel may have against Henry for any failure to perform its obligations under this Agreement.

     Section 4.4    Amendments, Termination.  This Agreement may not be modified
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or amended except by an instrument or instruments in writing signed by each party hereto. The representations, warranties, covenants and agreements set forth in Article I, Article II and Article III shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of
(i) termination of the Merger Agreement in accordance with its terms, (ii) the Closing Date and (iii) the date, if any, upon which the Company's Board of Directors withdraws, modifies or changes its recommendation or approval of the Merger Agreement or the PhoneTel Merger in a manner adverse to Old Davel (the "Termination Date").

     Section 4.5    Assignment.  Subject to Section 1.3 hereof, neither this
                    ----------
Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 4.6    Certain Events.  Henry agrees that this Agreement and the
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obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     Section 4.7    Entire Agreement.  This Agreement (including the documents
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referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

     Section 4.8    Notices.  All notices and other communications hereunder
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shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address or telecopy or telex number for a party as shall be specified by like notice):

          If to Old Davel to:

               Davel Communications Group, Inc.

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               1429 Massaro Boulevard
               Tampa, Florida  33619
               Attention:  General Counsel
               Telecopy number: 813.626.9610

          with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention: R. Scott Falk
               Telecopy number: 312.861.2200

          If to Henry, to:

               George Henry
               1725 York Avenue, #4F
               New York, New York  10128

     Section 4.9    Governing Law.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of Ohio regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 4.10   Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and, shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties in original or facsimile form.

     Section 4.11   Interpretation.  The headings contained in this Agreement
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are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 4.12   Severability.  Any provision hereof which is invalid or
                    ------------
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 4.13   Consent to Jurisdiction.  Each party hereto irrevocably
                    -----------------------
submits to the nonexclusive jurisdiction of (a) the state courts of the State of Ohio and (b) the United States federal district courts located in the State of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

     Section 4.14   Attorney's Fees.  If any action at law or in equity is
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necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

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     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.


                                        /s/ George Henry
                                        ----------------------------------------
                                        George Henry


                                        DAVEL COMMUNICATIONS GROUP, INC.


                                        By:  /s/ Theodore C. Rammelkamp, Jr.
                                           -------------------------------------
                                        Name:   Theodore C. Rammelkamp, Jr.
                                        Title:  Senior Vice President

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